Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Current Report on Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached (the “Form 8-K”) or, if such terms are not defined in the Form 8-K, then such terms shall have the meanings ascribed to them in the definitive proxy statement/consent solicitation statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) by Founder on July 6, 2022 (the “Proxy Statement”).

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Mergers. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 combines the historical unaudited balance sheet of Founder as of June 30, 2022 with the historical unaudited consolidated balance sheet of Rubicon as of June 30, 2022, giving effect to the Mergers as if they had been consummated on that date.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 combines the historical unaudited statement of operations of Founder for the six months ended June 30, 2022 with the historical unaudited consolidated statement of operations of Rubicon for the six months ended June 30, 2022. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2021 combines the historical audited statement of operations of Founder for the period from April 26, 2021 (inception) through December 31, 2021 with the historical audited consolidated statement of operations of Rubicon for the fiscal year ended December 31, 2021. The unaudited pro forma statements of operations give effect to the Mergers as if they had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in and/or incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached:

●	The historical unaudited financial statements of Founder as of and for the six months ended June 30, 2022, and the historical audited consolidated financial statements of Founder as of and for the period from April 26, 2021 (inception) through December 31, 2021; and

●	The historical unaudited condensed financial statements of Rubicon as of and for the six months ended June 30, 2022, and the historical audited condensed financial statements of Rubicon as of and for the fiscal year ended December 31, 2021.

The foregoing historical financial statements have been prepared in accordance with GAAP.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Founder” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rubicon”, and other financial information included elsewhere in and/or incorporated by reference into the Form 8-K.

Description of the Mergers

On December 15, 2021, Founder entered into the Merger Agreement with Merger Sub, Rubicon, and the other parties thereto, a copy of which is attached to the Form 8-K, whereby, among other things, (i) Founder, a Cayman Islands exempted company, redomesticated as a Delaware corporation, and in connection therewith was renamed “Rubicon Technologies, Inc.” and (ii) Merger Sub merged with and into Rubicon, with Rubicon surviving the merger as a wholly owned subsidiary of New Rubicon. Immediately prior to the redomestication, Rubicon changed its name to “Rubicon Technologies Holdings, LLC.”

Pursuant to the Merger Agreement, in consideration of the transactions set forth above, Rubicon equity holders received Domestication Class A Common Stock, Domestication Class V Common Stock and/or Class B Units of Rubicon, in each case as set forth in the Merger Agreement and as further described in the Form 8-K. The aggregate merger consideration issued to Rubicon equity holders at Closing was 19,846,915 shares of Domestication Class A Common Stock at a deemed value of $10.00 per share and 118,677,877 contingently redeemable Class B Units of Rubicon (and an equivalent number of Domestication Class V Common Stock) at a deemed value of $10.00 per share for an aggregate Merger Consideration of $1,385.3 million. Of these, 4,265,971 contingently redeemable Class B Units (and an equivalent number of Domestication Class V Common Stock) are held in reserve by New Rubicon to be issued to certain former Rubicon equity holders as merger consideration upon completion of the requisite letters of transmittal and related documentation, in each case, as required by the Merger Agreement.

In connection with Closing, New Rubicon issued 160,000 shares of Class A Common Stock to certain investors pursuant to the Rubicon Equity Investment Agreement, and 160,000 Founder Class B Shares were forfeited by Sponsor immediately prior to the Closing. In addition, pursuant to the Sponsor Forfeiture Agreement, Sponsor forfeited an additional 1,000,000 Founder Class B Shares immediately prior to the Closing. After giving effect to this forfeiture and the forfeiture under the Rubicon Equity Investment Agreement, Sponsor held 6,746,250 Founder Class B Shares, which converted to 6,746,250 shares of Domestication Class A Common Stock at the time of the Domestication. In connection with the Closing, New Rubicon issued to the PIPE Investors an additional 12,100,000 shares of Domestication Class A Common Stock (at a price of $10.00 per share), for a total aggregate purchase price of $121.0 million.

Accounting for the Mergers

The Mergers will be accounted for akin to a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. The Mergers will not be treated as a change in control of Rubicon as RGH, Inc. controlled (x) Rubicon through its rights to nominate the majority of the members of the board of managers of Rubicon under Rubicon’s existing operating agreement and (y) New Rubicon through its control of the board of managers of Rubicon and, pursuant to Section 8.7(a)(i) of the Merger Agreement, such board’s right prior to Closing to nominate seven of the nine initial directors to be appointed to the board of directors of New Rubicon effective upon the Closing (the “Rubicon Nominees”). Pursuant to Section 8.7(a)(i) of the Merger Agreement, effective at the Closing, one of the Rubicon Nominees serves as the chairman of the New Rubicon Board of Directors and all Rubicon Nominees continue to control and serve on the New Rubicon Board of Directors until at least the 2023 annual shareholder meeting of New Rubicon. Under the guidance in ASC 805 for transactions between entities under common control, the assets, liabilities, and noncontrolling interests of Rubicon and Founder are recognized at their carrying amounts on the date of the Mergers.

Under this method of accounting, Founder will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Mergers will be treated as the equivalent of Rubicon issuing stock for the net assets of Founder, accompanied by a recapitalization. The net assets of Founder will be stated at their historical value within the pro formas with no goodwill or other intangible assets recorded.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the transaction accounting required for the Mergers and the PIPE Financing. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon the Closing.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and does not necessarily reflect what the New Rubicon’s financial condition or results of operations would have been had the Mergers occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New Rubicon. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. Founder and Rubicon have not had any historical relationship prior to the Mergers. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

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Unaudited Pro Forma Condensed Balance Sheet

As of June 30, 2022

(In thousands)

	Founder SPAC (as reported)	Rubicon Technologies, LLC (as reported)	Transaction Adjustments		Pro Forma Combined

ASSETS
Current assets
Cash and cash equivalents	9	6,882	(1,124)	(c)	79,039
			321,264	(d)
			121,000	(e)
			(246,032)	(f)
			(25,353)	(g)
			(28,892)	(i)
			(68,715)	(m)
Accounts receivable, net	-	47,598			47,598
Contract assets	-	62,143			62,143
Prepaid expenses	512	5,923			6,435
Other current assets	-	1,909			1,909
Total current assets	521	124,455	72,148		197,124

Property and Equipment, net	-	2,600			2,600

Other Assets
Operating right-of-use assets	-	3,398			3,398
Other noncurrent assets (b)	146	7,151	(4,183)	(g)	3,114
Goodwill	-	32,132			32,132
Intangible assets, net	-	12,490			12,490
Derivative asset	-	-	16,615	(m)	16,615
Marketable securities held in Trust Account	321,264	-	(321,264)	(d)	-

Total assets	321,931	182,226	(236,684)		267,473

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	-	70,844	(1,919)	(g)	68,925
Line of credit	-	41,426			41,426
Accrued expenses and other current liabilities	146	80,048	46,617	(g)	129,811
			3,000	(i)
Deferred compensation	-	12,892	(12,892)	(j)	-
Contract liabilities	-	4,690			4,690
Operating lease liabilities, current	-	1,596			1,596
Warrant liabilities	-	1,890			1,890
Simple agreement for future equity (SAFE)	-	8,800			8,800
Current portion of long-term debt, net of debt issuance costs	-	23,540			23,540
Due to Sponsor	103	-			103
Total current liabilities	249	245,726	34,806		280,781

Long-Term Liabilities
Deferred income taxes	-	218			218
Operating lease liabilities, noncurrent	-	2,838			2,838
Long-term debt, net of issuance costs	-	46,710			46,710
Other long-term liabilities	-	467	45,200	(h)	36,867
			(8,800)	(n)
Deferred underwriting commissions	11,069	-	(11,069)	(g)	-
Total Long-Term Liabilities	11,069	50,233	25,331		86,633
Total Liabilities	11,318	295,959	60,137		367,414

Commitments and Contingencies
Class A common stock; 31,625,000 shares subject to possible redemption at $10.15 per share	320,994	-	(320,994)	(f)	-

Members / Shareholders' equity:
Class A common stock	-	-	2	(a)	5
			1	(e)
			1	(f)
			1	(l)
Class V Common Stock, $0.0001 par value; 118,593,980 issued and outstanding	-	-	12	(a)	12
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,906,250 shares issued and outstanding	1	-	(1)	(l)	-
Additional Paid-in capital	-	-	(14)	(a)	400,759
			77,524	(c)
			120,999	(e)
			74,961	(f)
			(63,165)	(g)
			15,175	(j)
			88,256	(k)
			8,800	(n)
			78,223	(o)
Accumulated deficit	(10,382)	(113,733)	(77,524)	(c)	(422,494)
			(1,124)	(c)
			(2,283)	(j)
			(45,200)	(h)
			(31,892)	(i)
			(88,256)	(k)
			(52,100)	(m)
Total members / shareholders' equity attributable to Rubicon Technologies, LLC / Rubicon Technologies, Inc.	(10,381)	(113,733)	102,396		(21,718)
Non-Controlling Interests			(78,223)	(o)	(78,223)

Total members' / stockholders' equity	(10,381)	(113,733)	24,173		(99,941)

Total liabilities, preferred units, and shareholders' equity	321,931	182,226	(236,684)		267,473

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Unaudited Pro Forma Condensed Statement of Operations

For the Six Months Ended June 30, 2022

(In thousands, except share and per share amounts)

	Founder SPAC (as reported)	Rubicon Technologies, LLC (as reported)	Transaction Adjustments		Pro Forma Combined

Revenue
Service	-	274,966			274,966
Recyclable commodity	-	49,446			49,446
Total Revenue	-	324,412	-		324,412

Costs and Expenses
Cost of revenue (exclusive of amortization and depreciation)
Service	-	265,878			265,878
Recyclable commodity	-	45,622			45,622
Total cost of revenue (exclusive of amortization and depreciation)	-	311,500	-		311,500
Sales and marketing	-	8,496			8,496
Product development	-	18,533			18,533
General and administrative	-	25,880	8,036	(jj)	33,916
Amortization and depreciation	-	2,892			2,892
Formation and operating costs	1,059	-			1,059
Total Costs and Expenses	1,059	367,301	8,036		376,396
Loss from operations	(1,059)	(42,889)	(8,036)		(51,984)

Other Income (Expense):
Interest earned	248	-	(248)	(hh)	-
Gain on forgiveness of debt	-	-			-
Change in fair value of warrant liabilities	-	(510)			(510)
Excess fair value over the consideration received for SAFE	-	(800)			(800)
Other expense	-	(687)			(687)
Interest expense	-	(7,686)			(7,686)
Total Other Expense	248	(9,683)	(248)		(9,683)

Income before income taxes	(811)	(52,572)	(8,284)		(61,667)

Income tax expense (benefit)	-	41	41	(bb)	82

Net income (loss)	(811)	(52,613)	(8,325)		(61,749)
Net income (loss) attributable to non-controlling interests, net of tax	-	-	(44,420)	(dd)	(44,420)

Net Income attributable to Rubicon Technologies Inc.	(811)	(52,613)	36,095		(17,329)

Basic and diluted loss per share - Class A redeemable common stock	(0.02)
Weighted average shares outstanding of Class A redeemable common stock	31,625,000
Basic and diluted loss per share - Class B common stock	(0.02)
Weighted average shares outstanding of Class B common stock	7,906,250
Basic and diluted loss per share, non-redeemable Class A common stock		(1.57)			(0.37	)(kk)
Weighted average shares outstanding, Class A common stock		33,509,272			46,300,005	(kk)

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Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended December 31, 2021

(In thousands, except share and per share amounts)

	Founder SPAC	Rubicon Technologies, LLC (as reported)	Transaction Adjustments		Pro Forma Combined

Revenue
Service	-	500,911			500,911
Recyclable commodity	-	82,139			82,139
Total Revenue	-	583,050	-		583,050

Costs and Expenses
Cost of revenue (exclusive of amortization and depreciation)
Service	-	481,642			481,642
Recyclable commodity	-	77,030			77,030
Total cost of revenue (exclusive of amortization and depreciation)	-	558,672	-		558,672
Sales and marketing	-	14,457			14,457
Product development	-	22,485			22,485
General and administrative	-	52,915	2,283	(aa)	315,265
			77,524	(ee)
			1,124	(ee)
			31,892	(ff)
			45,200	(gg)
			88,256	(ii)
			16,071	(jj)
Amortization and depreciation	-	7,128			7,128
Formation and operating costs	938	-			938
Total Costs and Expenses	938	655,657	262,350		918,945
Loss from operations	(938)	(72,607)	(262,350)		(335,895)

Other Income (Expense):
Interest earned	22	2	(22)	(hh)	2
Gain on forgiveness of debt	-	10,900			10,900
Change in fair value of warrants	-	(606)			(606)
Other expense	-	(1,055)	(52,100)	(cc)	(53,155)
Interest expense	-	(11,455)			(11,455)
Total Other Expense	22	(2,214)	(52,122)		(54,314)

Income before income taxes	(916)	(74,821)	(314,472)		(390,209)

Income tax expense (benefit)	-	(1,670)	76	(bb)	(1,594)

Net income (loss)	(916)	(73,151)	(314,548)		(388,615)
Net income (loss) attributable to non-controlling interests, net of tax	-	-	(279,553)	(dd)	(279,553)

Net Income attributable to Rubicon Technologies Inc.	(916)	(73,151)	(34,995)		(109,062)
Basic and diluted loss per share - Class A redeemable common stock	0.02
Weighted average shares outstanding of Class A redeemable common stock	9,271,586
Basic and diluted loss per share - Class B common stock	(0.14)
Weighted average shares outstanding of Class B common stock	7,906,250
Basic and diluted loss per share, non-redeemable Class A common stock		(2.21)			(2.36	)(kk)
Weighted average shares outstanding, Class A common stock		33,048,809			46,300,005	(kk)

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Mergers had been consummated on June 30, 2022, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Mergers had been consummated on January 1, 2021, in the case of the unaudited pro forma condensed combined statement of operations, as this is the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.

The Mergers will be accounted for as a common control transaction, with no goodwill or other intangible assets recorded, in accordance with GAAP. As the Mergers represent a common control transaction from an accounting perspective, the Mergers will be treated similar to a reverse recapitalization. Rubicon has been determined to be the predecessor to the combined entity.

Under this method of accounting, Founder will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Mergers will be treated as the equivalent of Rubicon issuing stock for the net assets of Founder, accompanied by a recapitalization. The net assets of Founder will be stated at their historical value within the pro formas with no goodwill or other intangible assets recorded.

The pro forma adjustments represent management’s estimates based on information available as of the date of the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information does not give effect to any tax impacts associated with the pro forma adjustments. There is no expectation that the related tax benefit would be realizable, and Rubicon currently records a full valuation allowance.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the combined entity’s additional paid-in capital and are assumed to be cash settled.

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed consolidated combined balance sheet as of June 30, 2022 are as follows:

(a)

Represents issuance of 19.8 million shares of Domestication Class A Common Stock and 118.7 million shares of Domestication Class V Common Stock to Rubicon equity holders as consideration for the Mergers.

An accounting analysis was performed, and it was determined that Domestication Class V Common Stock should be classified as permanent equity. This is primarily due to the fact that, in accordance with Article 11 of the A&R LLCA, the holders of Class B Units will have the right, at quarterly exchange dates set by Rubicon or prior to certain extraordinary transactions, to cause Rubicon to redeem these units, together with an equal number of Domestication Class V Common Stock, in exchange for an equal number of shares of Domestication Class A Common Stock or cash. New Rubicon has the option to satisfy any redemption either through exchanging cash or Domestication Class A Common Stock; however, any cash redemption is limited to the cash proceeds to be received from a new permanent equity offering through concurrent issuance of Domestication Class A Common Stock.

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(b)

Pursuant to the Merger Agreement, in consideration of the transactions set forth above, Founder acquired various unit interests of Rubicon, and will succeed to their aggregate historical tax basis. The total tax benefit from such historical tax basis, including any increases thereto as a result of the transactions and the existing tax attributes, will be amortized over 15 years pursuant to IRC section 197. It is more likely than not that we will not realize the tax benefit of any deferred tax assets resulting from the transactions, and therefore we have recorded a full valuation allowance. As a result, the pro forma consolidated balance sheet does not reflect an adjustment for deferred taxes.

In addition, prior to the completion of this offering, we entered into a Tax Receivable Agreement with certain of our pre-Closing owners that provides for the payment by New Rubicon to such pre-Closing owners of 85% of the benefits, if any, that New Rubicon actually realizes, or is deemed to realize. Amounts contingently payable under the Tax Receivable Agreement are contingent upon, among other things, generation of sufficient future taxable income during the term of the Tax Receivable Agreement. As such, we determined there is no resulting liability related to the Tax Receivable Agreement arising from the transactions as the associated deferred tax assets are fully offset by a valuation allowance.

However, if all of the pre-Closing owners were to exchange or sell us all of their Class B Units, we would recognize a deferred tax asset of approximately $394.7 million and a liability under the Tax Receivable Agreement of approximately $335.5 million, assuming: (i) all exchanges or purchases occurred on the same day; (ii) a price of $10 per share; (iii) a constant corporate tax rate of 24.017%; (iv) that we will have sufficient taxable income to fully utilize the tax benefits; and (v) no material changes in tax law. These amounts are estimates and have been prepared for illustrative purposes only. The actual amount of deferred tax assets and related liabilities that we will recognize will differ based on, among other things, the timing of the exchanges, the price per share of our Domestication Class A Common Stock at the time of the exchange, and the tax rates then in effect.

(c)	In connection with the Mergers, those incentive units issued pursuant to the Rubicon Global Holdings, LLC Profits Participation Plan, dated December 11, 2014 prior to the Closing (“Legacy Rubicon Incentive Units”) were amended to permit acceleration. An assessment was performed, and it was determined that this amendment should be treated as a modification under ASC 718 for accounting purposes and that the award should be equity classified. As such, the modification resulted in the recognition of additional paid in capital and compensation expense, presented herein as an impact to accumulated deficit, related to the modification of the Legacy Rubicon Incentive Units in the amount of $78.2 million. The related nonrecurring expense incurred from grant date to Closing for these awards was recorded via adjustment (ee).

The pro forma adjustment of $1.1 million represents the employer portion of payroll taxes of the vested Legacy Rubicon Incentive Units incurred in connection with the consummation of this offering and the modification of the Legacy Rubicon Incentive Units, discussed above.

(d)	Reflects the reclassification of cash and marketable securities held in short-term investments that became available in conjunction with the Mergers.

(e)	Represents the pro forma adjustment to record the proceeds of $121.0 million from the PIPE Financing and the issuance of 12.1 million shares of Domestication Class A Common Stock to the PIPE Investors.

(f)	Reflects the reclassification of Founder Class A Shares subject to possible redemption from temporary equity into permanent equity and issuance of related shares of Domestication Class A Common Stock, after reflecting cash redemptions by Founder shareholders in connection with the Closing.

(g)	Represents the pro forma adjustment to record transaction costs of $63.2 million. Rubicon had incurred $4.2 million in transaction costs, including legal, accounting and other related costs, which have been recorded in other non-current assets on the balance sheet as of June 30, 2022; of this amount, $1.9 million was unpaid and remained in accounts payable as of June 30, 2022. Founder had incurred and accrued for $11.1 million in deferred underwriting commissions on the balance sheet as of June 30, 2022. Of the total transaction costs, $46.6 million of deferred underwriting fees and other transaction costs will be settled following the Closing in the form of either cash or Domestication Class A Common Stock at the option of the post-combination company.

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(h)	Represents the pro forma adjustment to record the earnout of Domestication Class A Common Stock, as contemplated by the Merger Agreement. An accounting analysis was performed, and it was determined that the earnout should be classified as a liability.

(i)	Represents the pro forma adjustment to record $28.9 million of management incentive compensation related to the transaction, which was paid to employees in cash at the Closing, as well as additional discretionary bonuses in the amount of $3.0 million to be paid to employees following the Closing. Both of these payments were determined to represent compensation expense under ASC 718; however, only management incentive compensation was determined to represent consideration associated with the Mergers.

(j)	In connection with the Mergers, Legacy Rubicon Phantom Units were amended to permit acceleration. An assessment was performed, and it was determined that this amendment should be treated as a modification under ASC 718 for accounting purposes and that the awards should be equity classified. As such, the deferred compensation liability previously recorded associated with the awards in the amount of $12.9 million is reclassified to equity. Additionally, the modification resulted in the recognition of additional paid in capital and compensation expense, presented herein as an impact to accumulated deficit, related to the modification of Legacy Rubicon Phantom Units held by current employees in the amount of $2.3 million. These awards vest over the six months following Closing. As the only condition for these awards to vest is the passage of time, they are considered outstanding from an accounting perspective. The related nonrecurring expense incurred from grant date to Closing for these awards was recorded via adjustment (aa).

(k)	In connection with the Mergers, certain Rubicon current and former employees received a future right to new RSU awards to be issued following the filing of an effective Form S-8 registration statement, which will vest over a period of six months following the Closing of the Mergers. As the only condition for these awards to vest is the passage of time, they are considered outstanding from an accounting perspective. The related nonrecurring expense incurred from grant date to Closing for these awards was recorded via adjustment (ii).

(l)	Represents the pro forma adjustment to record the issuance by New Rubicon of 6.8 million shares of Domestication Class A Common Stock to Sponsor.

(m)	Represents the recognition of a reduction of cash for the Prepayment Amount, a derivative asset preliminarily valued using a Monte Carlo simulation, and related expenses, recorded pursuant to the Forward Purchase Agreement. The difference between the cash paid back to Atalaya and the derivative asset was recorded as a nonrecurring expense via adjustment (cc).

(n)	Represents the reclassification of the amount recorded pursuant to the Rubicon Equity Investment Agreement from liability to equity.

(o)

Immediately following the Mergers, the economic interests held by the noncontrolling interest (comprising the Class B Units issued at Closing) were approximately 71.9% upon Closing. The percentage representing the noncontrolling interest was calculated as 118,677,877 Class B Units issued at Closing divided by 164,977,882, which is the sum of the shares of Domestication Class A Common Stock and Class B Units that were outstanding following the Mergers.

Net assets attributable to the contingently redeemable noncontrolling interest were ($78.2) million (i.e., 71.9% of net assets of ($108.7) million).

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 3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and for the fiscal year ended December 31, 2021 are related to the Mergers:

(aa)	Reflects the pro forma adjustment to record nonrecurring stock based compensation expense related to Legacy Rubicon Phantom Units that were held by Rubicon employees immediately prior to the Mergers and will be exchanged for RSUs following the Closing and will vest over a period of six months following the Closing of the Mergers. Such RSUs are issuable by New Rubicon following an effective Form S-8 registration statement.

(bb)	Reflects the adjustment for the income tax provision related to the six months ended June 30, 2022 and for the year ended December 31, 2021 of $0.0 million expense and $0.1 million expense, respectively, for the combined entities on a pro forma basis. The proforma effective tax rate for the same periods of (0.19)% and 0.66%, respectively, differs from the statutory rate due primarily to the full valuation allowance at New Rubicon, the allocation of income taxes to the noncontrolling interest, and additional entity level state taxes at the Rubicon partnership level. Additionally, for the year ended December 31, 2021, a majority of the proforma adjustments related to additional compensation did not result in a tax benefit due to the limitation under IRC section 162(m).

(cc)	Reflects the nonrecurring expense associated with the forward purchase option recorded pursuant to the Forward Purchase Agreement. The balance sheet impacts related to this agreement are presented as part of adjustment (m).

(dd)

Immediately following the Mergers, the economic interests held by the noncontrolling interest (comprising the Class B Units issued at Closing) were approximately 71.9% upon Closing. The percentage representing the noncontrolling interest was calculated as 118,677,877 Class B Units issued at Closing divided by 164,977,882, which is the sum of the shares of Domestication Class A Common Stock and Class B Units that were outstanding following the Mergers.

For the six months ended June 30, 2022, net losses attributable to the contingently redeemable noncontrolling interest were $44.4 million (i.e., 71.9% of net losses of $61.7 million).

For the year ended December 31, 2021, net losses attributable to the contingently redeemable noncontrolling interest were $279.6 million (i.e., 71.9% of net losses of $388.6 million).

(ee)	Reflects the pro forma adjustment to record nonrecurring stock based compensation expense as of Closing related to Legacy Rubicon Incentive Units that are vested as of the Mergers. Compensation related to these awards will be recognized over a period beginning at the grant date and extending through Closing. The equity impact related to the vested amount of these awards is presented at adjustment (c).

(ff)	Reflects the pro forma adjustment to record nonrecurring management incentive compensation expense as of Closing related to the transaction. The equity impact related to this compensation is presented as part of adjustment (i).

(gg)	Reflects the pro forma adjustment to record nonrecurring earnout expense as of Closing related to the transaction. The equity impact related to the earnout is presented as part of adjustment (h).
(hh)	Reflects the elimination of interest income earned on the Founder Trust Account.

(ii)	Reflects the pro forma adjustment to record nonrecurring stock based compensation expense related to new RSU awards to be granted to both Rubicon current and former employees following the Closing, which will vest over a period of six months following the Closing. Such RSUs are issuable by New Rubicon following an effective Form S-8 registration statement.

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(jj)	Reflects the pro forma adjustment to record recurring stock based compensation expense related to a new award to be granted to the CEO of New Rubicon following the Closing upon effectiveness of a Form S-8 registration statement, which will vest over a period of three years following the Closing of the Mergers. This results in stock based compensation expense of $8.0 million and $16.1 million for the six months ended June 30, 2022 and the year ended December 31, 2021, respectively.

(kk)	Pro forma basic earnings per share is computed by dividing the net income (loss) available to holders of Domestication Class A Common Stock by the weighted-average shares of Domestication Class A Common Stock outstanding during the period. Shares of our Domestication Class V Common Stock do not share in the earnings or losses of New Rubicon and are therefore not participating securities. As such, separate presentation of basic and diluted earnings per share of Domestication Class V Common Stock under the two-class method has not been presented. Potentially dilutive shares have been excluded from the computations of diluted earnings per share of Domestication Class A Common Stock because the effect would have been anti-dilutive under the if-converted method.

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